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                                                                   EXHIBIT 10.40

[LLOYDS BANK LETTERHEAD]


                                                                 HEATHROW OFFICE

Your Ref:                       Our Ref:BP/KH                    3 January, 1995

Dear Peter,

I have pleasure in enclosing a replacement Facility Letter, which has been changed only to reflect the terms of the Standby Letter of Credit.

I would mention that the margin of 10% will only apply, of course, if part or all of the facility is taken in Sterling at any time.

May I take this opportunity of wishing you and your colleagues a healthy, happy and prosperous New year.

Kind regards

Yours sincerely,

/s/ BARRY PAVELY
B. Pavely
Senior Manager (Commercial Service)
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[LLOYDS BANK LETTERHEAD]


Your Ref:                       Our Ref:BP/KH                    3 January, 1994

Dear Peter,

OVERDRAFT AND OTHER FACILITIES

We Lloyds Bank Plc (the "Bank") are pleased to offer to Scientific Software-Intercomp (UK) Limited various facilities on your account number 0023664 on the following terms and conditions.

AMOUNT

The maximum aggregate amount outstanding under the facilities at any one time shall not exceed the amount covered by the "security" described below up to a maximum sum of US Dollars 300,000 or the sterling equivalent, including a margin of 10% to cover any exchange risk.

AVAILABILITY

Any amounts from time to time owing under the facilities are repayable on demand but it is the Bank's present intention to make the facilities available until 30 May 1995 or such later date as may from time to time be advised in writing by the Bank. All moneys from time to time owing to the Bank under these facilities shall be repaid no later than the agreed expiry date. The amounts owing at any time may include interest, costs or charges debited to the account in accordance with the terms of this letter.

INTEREST

Interest will be payable on amounts owing on overdraft up to the aforesaid limit at 1.75% per annum over the Bank's Base Rate from time to time (currently 8% per annum in total).
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                                      -2-

Interest will be payable on amounts owing in excess of the agreed limit at Lloyds Bank Unauthorized Overdraft Rate (presently 2% per month, equivalent annual rate 24%).

Interest will be debited to the account quarterly in arrears normally on the 10th of each of March, June, September and December or on the next working day and additionally on the date upon which the facility ceases to be available.

The interest rates may be varied (either up or down) by the Bank at any time. Notices of changes will be displayed in all UK branches and in the press.

COSTS AND CHARGES

Charges will be payable on the account quarterly as follows: -

325.75 Pounds per quarter in accordance with the Tender dated July 1994.

These charges will be debited to the account and may be varied by the Bank at any time and notice of changes will be advised to you.

An arrangement fee of 1% is payable on the overdraft element of the facility. This will be debited to the Company's account when the facility is established.

OTHER FACILITIES

Incorporated in the overall facility, we are pleased to offer you the facilities numbered 1-2 on the attached schedule.

These additional facilities will be available upon such terms and conditions as shall from time to time be required by the Bank, and may be cancelled by the Bank at any time, but is the Bank's present intention to keep these facilities in place for the period of availability of the overdraft facility. Your liability in respect of any utilisation of these facilities may, however, extend beyond such period of availability.

SECURITY

It is a condition of the facility that the following security by provided to the Bank in a form acceptable to the Bank:-

1. A general letter of approval in a form acceptable to the Bank from any Debentureholder from time to time entitled to the assets of Scientific Software-Intercomp (UK) Limited as security. This approval will cover the normal conduct of a Current Account on conventional Banking terms.
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                                      -3-

2. A Standby Letter of Credit in an amount to be agreed covering all of the Company's U.K. liabilities to Lloyds Bank Plc, in a format and from a US Bank acceptable to Lloyds Bank Plc.

ACCOUNTS

It is a further condition of the facility that you provide to the Bank as soon as possible after the end of the period to which they relate copies of: -

a) The monthly Management Accounts of the Company by the end of the month following the month reported upon.

b) Audited Accounts of the Company generally within 6 months of the relevant period end.

c) Consolidated Group Audited Accounts of the US Parent generally within 9 months of the relevant period end.

PERIOD OF OFFER

Please confirm your acceptance of the facilities offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the bank mandate currently held by the Bank. If such confirmation is not received by the Bank's Heathrow Commercial Service Office, by one month from the date of the letter the offer will lapse.

Yours sincerely,
For and on behalf of Lloyds Bank Plc


/s/ BARRY PAVELY
B. Pavely
Senior Manager (Commercial Service).
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                                      -4-

                             SCHEDULE OF FACILITIES

The following additional facilities are available: -

1. BACS facility of 85,000 Pounds to cover computerised sterling payment instructions that may be delivered direct by the Company to Bankers Automated Clearing Services Limited. The limit detailed above is the maximum total value of such instructions for payment on any one day.

2. A Negotiations facility of 30,000 Pounds to cover the negotiation by the Bank of cheques and Bills of Exchange payable abroad with recourse to the company. The limit detailed above is the maximum total amount of proceeds paid to the company for which the right of recourse still exists at any one time.

           BARRY PAVELY
           SENIOR MANAGER
           LDCS HEATHROW
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                                      -3-

           A Standby Letter of Credit in an amount to be agreed covering all of the Company's U.K. liabilities to Lloyds Bank Plc, in a format and from a US Bank acceptable to Lloyds Bank Plc.

ACCOUNTS

It is a further condition of the facility that you provide to the Bank as soon as possible after the end of the period to which they relate copies of: -

a) The monthly Management Accounts of the Company by the end of the month following the month reported upon.

b) Audited Accounts of the Company generally within 6 months of the relevant period end.

c) Consolidated Group Audited Accounts of the US Parent generally within 9 months of the relevant period end.

PERIOD OF OFFER

Please confirm your acceptance of the facilities offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the bank mandate currently held by the Bank. If such confirmation is not received by the Bank's Heathrow Commercial Service Office, by one month from the date of the letter the offer will lapse.

Yours sincerely,
For and on behalf of Lloyds Bank Plc


/s/ BARRY PAVELY
B. Pavely
Senior Manager (Commercial Service).

We hereby acknowledge and accept the terms of your offer dated 30 December 1994 of which this is a duplicate and agree all the terms and conditions therein contained.

For and on behalf of Scientific Software-Intercomp (UK) Limited

Signed by  R.G. PARISH            (name)
           -----------------------
           /s/ R. G. PARISH       (signature)*
           -----------------------
           4th January 1995       (date)
           -----------------------

* to be signed in accordance with the account mandate held by the Bank.